QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on May 22, 2006.

Registration No. 333-113497

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 7
TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GENCORP INC.
(Exact Name of Registrant as Specified in Its Charter)

Ohio (State or Other Jurisdiction of Incorporation or Organization)	34-0244000 (I.R.S. Employer Identification Number)

GenCorp Inc.
Highway 50 and Aerojet Road
Rancho Cordova, California
95853-7012
(916) 355-4000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Mark A. Whitney
Vice President, Law;
Deputy General Counsel and
Assistant Secretary
GenCorp Inc.
P.O. Box 537012
Sacramento, California 95853-7012
(916) 355-4000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christopher M. Kelly Jones Day North Point 901 Lakeside Avenue Cleveland, Ohio 44114-1190 (216) 586-3939	Robert T. Clarkson Jones Day 2882 Sand Hill Road Suite 240 Menlo Park, California 94025 (650) 739-3939

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement of the same offering. ☐

        If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

        If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Security Exchange Commission, acting pursuant to said Section 8(a), may determine.

INTRODUCTORY NOTE

        This Registration Statement registered resales of $125,000,000 in aggregate principal amount of the 4% Contingent Convertible Subordinated Notes due 2024 (the "Subordinated Notes") of GenCorp Inc., an Ohio corporation (the "Company") and 8,101,100 common shares of the Company issuable upon conversion of the Subordinated Notes. The Company was contractually obligated to register resales of the Subordinated Notes and to maintain this Registration Statement's effectiveness for a period of two years from the original issuance of the Subordinated Notes. The Subordinated Notes were originally issued on January 16, 2004 and January 27, 2004, and therefore the Company is no longer contractually obligated to maintain the effectiveness of the Registration Statement due to the expiration of such period. Accordingly, this Post-Effective Amendment No. 7 is being filed in order to deregister $12,450,000 in aggregate principal amount of the Subordinated Notes and 8,101,100 common shares of the Company issuable upon conversion of the Subordinated Notes that have not been resold hereunder.

Item 16. Exhibits.

Exhibit Number	Description of Exhibits
24.1*	Powers of Attorney

*
Previously filed

Signatures

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rancho Cordova, State of California, on May 22, 2006.

GENCORP INC.
By:	/s/ TERRY L. HALL Name: Terry L. Hall Title: Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated on May 22, 2006.

Signatures	Title

/s/ TERRY L. HALL Terry L. Hall	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ YASMIN R. SEYAL Yasmin R. Seyal	Senior Vice President, Chief Financial Officer (Principal Financial Officer)
/s/ R. LEON BLACKBURN R. Leon Blackburn	Vice President and Controller (Principal Accounting Officer)
* J. Robert Anderson	Director
Charles F. Bolden, Jr.	Director
* James J. Didion	Director
David A. Lorber	Director

* James M. Osterhoff	Director
Todd R. Snyder	Director
/s/ TIMOTHY A. WICKS Timothy A. Wicks	Director
* Dr. Sheila E. Widnall	Director
Robert C. Woods	Director
*By:	/s/ YASMIN R. SEYAL (Yasmin R. Seyal, as Attorney-in-Fact)
Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

EXHIBIT INDEX

Exhibit Number		Description of Exhibits
24.1	*	Powers of Attorney

*
Previously filed

QuickLinks

INTRODUCTORY NOTE
Signatures
EXHIBIT INDEX